 SECTION 6.4(b) OF THIS DOCUMENT CONTAINS CONFIDENTIAL PROTECTED INFORMATION -
                           SUBJECT TO PROTECTIVE ORDER

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                                                                   Exhibit 10.88

                            POWER PURCHASE AGREEMENT

                                     BETWEEN

                        BIG RIVERS ELECTRIC CORPORATION,

                                       AND

                           LG&E ENERGY MARKETING INC.

                                 July 15 , 1998

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                                TABLE OF CONTENTS

                                                                           Page

Section 1:  Definitions......................................................1
Section 2:  Effective Date and Termination...................................2
Section 3:  Unit Power Sales Agreement.......................................5
Section 4:  Big Rivers' Purchases from LEM..................................11
Section 5:  Scheduling and Ancillary Services...............................19
Section 6:  Metering, Pricing and Billing...................................24
Section 7:  Audit Rights....................................................30
Section 8:  Cost Determination Changes......................................31
Section 9:  Remedies........................................................31
Section 10:  Governing Law..................................................33
[Section 11:  Reserved].....................................................33
Section 12:  Uncontrollable Forces..........................................33
[Section 13:  Reserved].....................................................34
[Section 14:  Reserved].....................................................35
Section 15:  Liability and Indemnity........................................35
Section 16:  Entire Agreement...............................................36
Section 17:  Continuation of Agreement......................................36
Section 18:  General Provisions.............................................38
Exhibit A   Points of Delivery For Unit Power
Exhibit B   Points of Delivery For Purchases By Big Rivers
Exhibit C   Points of Metering
Schedule 3.3(a)  Monthly Margin Payment

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                            POWER PURCHASE AGREEMENT
                                     BETWEEN
                         BIG RIVERS ELECTRIC CORPORATION
                                       AND
                           LG&E ENERGY MARKETING INC.

            This POWER PURCHASE AGREEMENT ("Agreement") dated this 15th day of July , 1998, is between Big Rivers Electric Corporation, a Kentucky rural electric cooperative ("Big Rivers"), and LG&E Energy Marketing Inc., an Oklahoma corporation ("LEM"). LEM and Big Rivers are sometimes referred to herein collectively as "Parties" and individually as "Party."

                                    RECITALS

            WHEREAS, Big Rivers and LEM are parties to certain other agreements as are set forth in the New Participation Agreement dated April 6, 1998 among Big Rivers, LEM, WKEC, Leaseco, and Station Two Subsidiary ("Participation Agreement"), which contemplates the execution and delivery of this Agreement;

            WHEREAS, Big Rivers and LEM wish to enter into a unit power sales agreement for the duration of Phase I pursuant to which Big Rivers will sell and LEM will purchase the net output of each of the Generating Plants (exclusive of the portion of the net output of Station Two reserved for HMP&L);

            WHEREAS, during Phase II, Big Rivers will lease the Tangible Assets to Leaseco and assign its right to operate Station Two and purchase Station Two Power to Station Two Subsidiary, and LEM may purchase from Leaseco and Station Two Subsidiary the net output of each of the Generating Plants (exclusive of the portion of the net output of Station Two reserved for HMP&L); and

            WHEREAS, throughout the Term of this Agreement, Big Rivers wishes to purchase and LEM wishes to sell firm power in the quantities and in accordance with the terms specified herein;

            NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

      Section 1: Definitions

            As used herein, the terms set forth in Exhibit X attached to the Participation Agreement have the meanings set forth therein when used with initial capitalization, whether singular or plural,

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

unless that term is also expressly defined in this Agreement, in which event the definition in this Agreement shall control.

      Section 2: Effective Date and Termination

            2.1 Term of this Agreement. This Agreement will be effective on the Effective Date and shall terminate on the earlier of (a) the December 31 of that Year which is closest to the twenty-fifth (25th) anniversary of the Effective Date; or (b) the date of a termination of this Agreement pursuant to Section 2.2 or pursuant the relevant provisions of the Guaranty or the Station Two Agreement.

      2.2 Default and Termination.

            (a) Subject to the terms and conditions of this Section 2.2 and of
Section 12, the occurrence of any of the following events, unless otherwise excused pursuant to the terms of this Agreement, shall constitute a default under this Agreement:

                  (i) Failure by a Party to make any payments as and when due hereunder;

                  (ii) Failure of a Party to perform any material duty imposed on it by this Agreement;

                  (iii) Any attempt by a Party to transfer an interest in this
                        Agreement in breach of Article 16 of the Participation Agreement;

                  (iv) Failure of Big Rivers during Phase I to deliver all Unit Output to LEM in accordance with this Agreement including without limitation Section 3.2, for more than 30 days, whether or not consecutive, in any 365 day period;

                  (v) Failure of LEM to deliver to Big Rivers all amounts of Power which Big Rivers is entitled to receive from LEM in accordance with this Agreement for more than 30 days, whether or not consecutive, in any 365 day period;

                  (vi) Except with respect to the Chapter 11 Case, any filing of a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency laws, or voluntarily taking advantage of any such laws by answer or otherwise or the commencement of involuntary proceedings under any such laws by a Party if such proceedings

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                        are not withdrawn or dismissed within 60 days after such institution (in which case default occurs on the 61st day after filing);

                  (vii) Assignment by a Party for the benefit of creditors;

                  (viii) Allowance by a Party of the appointment of a receiver or trustee of all or a material part of its property if such receiver or trustee is not discharged within 60 days after appointment (in which case default occurs on the 61st day after appointment); or

                  (ix) Failure, inability or refusal of a Party to cure a default or breach under (a) during Phase I, the Cost Sharing Agreement, the Facilities Operating Agreement, the Transmission Service and Interconnection Agreement or the Participation Agreement which gives rise to a termination of such other Phase I Agreement or (b) during Phase II, the Lease, the Transmission Service and Interconnection Agreement or the Participation Agreement which gives rise to a termination of such Phase II Agreement; or during either Phase I or Phase II, any termination by a Party of any of the Agreements described above in breach or default thereof.

Any Party in default under any provision of this Agreement shall be referred to as the "Defaulting Party" and the other Party shall be referred to as the "Non-Defaulting Party."

            (b) The Non-Defaulting Party shall have the right to give the Defaulting Party a written notice of default ("Notice of Default"), which shall describe the default in reasonable detail and state the date by which the default must be cured, which shall be at least 30 days after receipt of the Notice of Default, except as to a default under Section 2.2(a)(i) which shall be 3 days after receipt of notice, and under Section 2.2(a)(iii) through (ix), inclusive, as to which there will be no cure right. If within the 3 day period with respect to a default under Section 2.2(a)(i) the Defaulting Party cures the default, or if within the 30 day period with respect to defaults under Section 2.2(a)(ii) (that are not also defaults under Sections 2.2(a)(iii) through (viii), inclusive) the Defaulting Party cures the default, or if the default under Section 2.2(a)(ii) is one that cannot in good faith be corrected within such 30 day period and the Defaulting Party certifies to the Non-Defaulting Party that it

                                      - 3 -
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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

agrees to cure such default, certifies a reasonable date by which the cure will be effected, begins to correct the default within the 30 day period and continues corrective efforts with diligence until a cure is effected, the Notice of Default shall be inoperative and the rights of the Non-Defaulting Party under
Section 2.2(c) shall not be triggered with respect to such default under Section 2.2(a)(i) or Section 2.2(a)(ii), provided that the cure is effected within the period allotted or such extension as to which the Parties in good faith consent.

            (c) If the Defaulting Party's default is one for which there is no cure right, or if the Defaulting Party fails or refuses to cure a default for which a cure right is available hereunder within the period described hereunder, the Non-Defaulting Party shall have, in addition to any rights such Party may have by law or otherwise, the right to terminate this Agreement upon 30 days' notice to the Defaulting Party of its intent to do so. The termination rights provided for in this Section 2.2 are in addition to, and not in lieu of, any rights to terminate this Agreement as are set forth in the Guaranty or the Station Two Agreement, which termination rights shall be cumulative.

            (d) Notwithstanding anything contained elsewhere in this Agreement to the contrary and without extending any period otherwise specified in this Agreement for cure or remedy, in the event (1) a breach or default by the Defaulting Party under this Agreement is curable as contemplated in Section 2.2(b) of this Agreement and (2) such breach or default is of such a nature that it cannot be remedied or cured by repair to or replacement of or construction of Tangible Assets or properties the use or enjoyment of which are required in order for the Non-Defaulting Party to enjoy all of its material rights or interests as contemplated in this Agreement, then such breach or default must be cured within 180 days after notice thereof is delivered by the Non-Defaulting Party(s) or the Non-Defaulting Party(s) shall have the right to terminate this Agreement upon two (2) Business Days prior written notice delivered to the Defaulting Party. Any re-occurrence of a breach or default of the type described in the preceding sentence that arises from a common cause or a continuation of the same event or legal proceeding as the first occurrence following its remedy or cure by the Defaulting Party shall also be grounds for termination of this Agreement if not once again cured or remedied within thirty (30) Business Days after notice thereof delivered by the Non-Defaulting Party. In the event the breach or default of the type described in the first sentence of this Section 2.2(d) reoccurs more than twice in any consecutive 365-day period, it shall be deemed to be no longer curable and the Non-Defaulting Party shall be entitled to exercise its termination rights provided for in (c) above, in addition to all of its other rights and remedies hereunder.

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

            (e) Except as expressly set forth elsewhere in this Section 2.2, in
Section 9 of this Agreement, in Sections 8.2 and 8.3 of the Participation Agreement, or in any other Operative Document (including without limitation, any provision of such Operative Document that may permit a Party or any of its Affiliates to set-off amounts that it may be owed under that document against amounts that it may owe to the other Party or any of its Affiliates under this Agreement), the obligations and rights of the Parties under this Agreement shall be independent and not be affected by either Party's performance or failure to perform under the Facilities Operating Agreement, the Transmission Services and Interconnection Agreement, the Cost Sharing Agreement, the Lease, the Participation Agreement and any other Operative Document or other contract or agreement contemplated therein. Notwithstanding anything in this Agreement to the contrary, Big Rivers' failure to purchase required minimum quantities of Power hereunder shall not constitute a default but shall simply give rise to the rights of LEM under Section 6.4(b).

            (f) Notwithstanding anything contained herein to the contrary, during Phase I, upon the occurrence of a total condemnation with respect to all or substantially all of the Assets, which condemnation causes the termination of the Cost Sharing Agreement, Section 3 of this Agreement (Unit Power Sales) and all related provisions of this Agreement implementing the Parties' rights and obligations with respect to the Unit Power Sales Agreement set forth in Section 3 shall be null and void and all remaining provisions of this Agreement shall remain in full force and effect.

      Section 3:  Unit Power Sales Agreement

      3.1 Phase I Only. The provisions of this Section 3, Unit Power Sales Agreement, will terminate as of the termination of Phase I. In the event that the Effective Date of this Agreement is the Phase II Effective Date, the Unit Power Sales contemplated herein will never occur and this Section 3 will never become effective.

      3.2 Purchase of Unit Output. During Phase I, Big Rivers will sell to LEM and LEM will purchase from Big Rivers the Unit Output under the terms and conditions set forth in this Agreement from the generating units that constitute the Generating Plants. Big Rivers is obligated to sell the Unit Output only when the dedicated generating units are operational. LEM is entitled to all Unit Output including, but not limited to, the Generating Plants' capability to provide generation-based Ancillary Services. Big Rivers agrees to direct the Operator of the Generating Plants (during Phase I) to use its commercially reasonable efforts, consistent with Prudent Utility Practice to maximize the amount of Unit Output available for sale to LEM, and consistent with Big Rivers' obligations and rights under the Facilities Operating Agreement and the Station Two Agreement, Big Rivers agrees it will not interfere with the Operator's attempts, consistent with Prudent Utility Practice and Big Rivers' rights and obligations under the

                                      - 5 -
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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

Facilities Operating Agreement and the Station Two Agreement, to maximize the efficiency and output of the Generating Plants. Big Rivers, through its Operator, will deliver Unit Output to LEM at the Points of Delivery specified in Exhibit A with the output of each Generating Plant to be delivered to its respective Point of Delivery.

      3.3 Payments Due. LEM's sole payment obligations with respect to the Unit Output to be purchased by it pursuant to this Unit Power Sales Agreement, and Big Rivers' sole entitlement to payment for such Unit Output, is as set forth in this Section 3.3 as adjusted pursuant to Section 6.6, if applicable.

            (a) Initial Fixed Payment; Annual Fixed Payments; Monthly Margin Payments.

                  (i) LEM shall pay to Big Rivers on the Phase I Effective Date an Initial Fixed Payment of $57.0 million as adjusted pursuant to Section 9.3 of the Participation Agreement (PP Price adjustment).

                  (ii) Beginning on the second anniversary of the Phase I Effective Date and each subsequent Year during Phase I, LEM shall pay Big Rivers an Annual Fixed Payment of $31.5 million as adjusted pursuant to Section 9.3 of the Participation Agreement (PP Price adjustment), as follows: LEM shall pay the Annual Fixed Payments in equal monthly installments of $2,625,000 as adjusted pursuant to Section 9.3 of the Participation Agreement, with the first monthly installment to be paid on the second anniversary of the Phase I Effective Date and each remaining monthly installment to be paid on the first day of each calendar month up to and including the first day of the calendar month in which Phase I terminates; provided that, if the first installment is due on a day other than the first day of the month, LEM shall prorate that installment by the ratio that the remaining number of days in the month bears to the total number of days in that month. If Phase II commences prior to the second anniversary of the Phase I Effective Date, LEM shall be entitled to a refund of the Initial Fixed Payment prorated by the ratio that the remaining number of days until the second anniversary of the Phase I Effective Date bears to the total number of days between the Phase I Effective Date and the second anniversary of the Phase I Effective Date. If Phase II commences after the second anniversary of the Phase I Effective Date and Phase I terminates on a day other than the last day of a month, LEM shall be entitled to a refund of the installment of the Annual Fixed Payment paid for such month prorated by the ratio that the remaining number of days

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                        in the month bears to the total number of days in that month. If Big Rivers elects to reduce the Contract Limits pursuant to Section 4.3(e) of this Agreement, the Annual Fixed Payment provided for in this Section 3.3(a) as adjusted pursuant to Section 9.3 of the Participation Agreement shall be increased effective on January 1 of the Year in which the reduction becomes effective to an amount equal to the product of the Annual Fixed Payment as adjusted pursuant to Section 9.3 of the Participation Agreement multiplied by the sum of one (1) plus the CCAP. The monthly installment of the Annual Fixed Payment due on such January 1 and on the first day of each month during the remainder of Phase I shall be adjusted accordingly. The Parties acknowledge that Big Rivers may elect to reduce the Contract Limits under
                        Section 4.3(e) of this Agreement on more than one occasion, and that the Annual Fixed Payment and associated monthly installments shall be adjusted as provided in this Section 3.3(a) on each such occasion. Subject to the right of set-off provided for in Section
                        9.3 of this Agreement or in any other Operative Document (which shall not be an abatement), except as expressly provided in Section 3.3(a)(iv) or Section 12.2 of this Agreement, Section 16.3 of the Transmission Service and Interconnection Agreement and Section 9.1.2 and 9.2.2 of the Cost-Sharing Agreement, and except as provided in the Station Two Agreement, there is to be no abatement in the obligation of LEM to make the payments specified in this Section 3.3(a) and in Section 3.3(b), regardless of the actual Unit Output of the Generating Plants or whether there has been any damage or destruction of any portion or all of the Tangible Assets.

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                  (iii) LEM shall also pay to Big Rivers a Monthly Margin
                        Payment during Phase I as follows: The first Monthly Margin Payment shall be due from LEM to Big Rivers on the second occurrence of a 25th day of a month after the Effective Date, and a Monthly Margin Payment will be due from LEM to Big Rivers on each 25th day of the month thereafter until and including the earlier of January 25, 2012 (at which time no further Monthly Margin Payments will accrue), or the 25th day of the month immediately preceding the Phase II Effective Date. Each Monthly Margin Payment is due in the amount set forth in the Schedule of Monthly Margin Payments attached to this Agreement as Schedule 3.3(a); provided, that if the Effective Date occurs on other than the first day of a month, then the Monthly Margin Payment applicable to the month in which the Effective Date occurs will be the amount designated on Schedule 3.3(a) for the month in which the Effective Date occurred, multiplied by the ratio of (A) the number of days between the Effective Date and the last day of the month to (B) the total number of days in that month. In the event the Term shall end prior to January 25, 2012, but on a date other than the last day of a month, then LEM shall pay to Big Rivers a prorated share of the Monthly Margin Payment for the month in which the Term ended based on the ratio by which the number of days in that month through and including the date on which the Term ended bears to the total number of days in that month.

                  (iv) Notwithstanding any provisions of Section 3.3(a)(iii) to the contrary, in the event during Phase I: (A) this Agreement shall be terminated but the Station Two Agreement shall thereafter continue in effect, then so long as the Station Two Agreement shall continue in effect (through January 25, 2012 in accordance with Schedule 3.3(a)), LEM shall continue to pay to Big Rivers a portion of the Monthly Margin Payments equal to (x) the relevant Monthly Margin Payment, multiplied by (y) a fraction, the numerator of which is the amount determined by subtracting from 312 the total number of megawatts of capacity from Station Two that are reserved for use by Henderson during that month, and the denominator of which is the amount determined by

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                        subtracting from 1771 the total number of megawatts of capacity from Station Two that are reserved for use by Henderson during that month, and (B) the Station Two Agreement shall be terminated but this Agreement shall thereafter continue in effect, then the Monthly Margin Payments that shall thereafter be owing by LEM to Big Rivers shall be reduced by the amount established by multiplying (x) by (y), as described in Subclause (A), above. No cessation or modification of the Monthly Margin Payments pursuant to this Subsection 3.3(a)(iv) shall constitute or be construed as a waiver or bar to any right of Big Rivers to seek to recover any damages resulting from any breach or default by LEM hereunder, or by any other LG&E Party under any of the other Operative Documents, to which Big Rivers otherwise would be entitled.

                  (v) Notwithstanding anything contained in Section 3.3.(a)(iv) of this Agreement to the contrary, upon any termination of the Station Two Agreement that would otherwise result in a reduction in the Monthly Margin Payments pursuant to that Section 3.3(a)(iv), such reduction shall be suspended, and the relevant Monthly Margin Payments shall once again become payable by LEM hereunder, if, within 60 days after the termination of the Station Two Agreement, Big Rivers shall have taken such actions, in compliance with Section 13.8 of the Station Two Agreement, as shall be necessary to prevent the LG&E Parties (or any of them) from having the right, pursuant to
                        Section 13.8 of that agreement, to an abatement against the Annual Fixed Payments or the Rental Payments (as applicable) due by them to Big Rivers, to a reimbursement of the Initial Fixed Payment or Initial Rental Payment, to a reduction in the Contract Limits, or to terminate any of the Operative Documents other than the Station Two Agreement, each as contemplated in Section 13.8 of that agreement; provided, that in the event those LG&E Parties shall at any time thereafter have the immediate right to take any of the foregoing actions or exercise any of the foregoing rights or remedies in accordance with
                        Section 13.8, then the provisions of this Subsection 3.3(a)(v) shall no longer suspend operation of Subsection 3.3(a)(iv)(B).

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                  (vi) Big Rivers agrees with LEM that LEM shall have the right to set-off against the Monthly Margin Payments that may become due and owing to Big Rivers hereunder, at any time following the second anniversary of the Effective Date, the monthly installments of principal and interest that may be due and owing by Big Rivers to LEM under the Promissory Note (LEM Advances) in accordance with the terms and conditions of such note, and any such set-off by LEM shall be deemed to satisfy its obligations to Big Rivers hereunder with respect to the Monthly Margin Payments (or any portions thereof) so set-off.

                  (vii) (1) If the Monthly Margin Payment has been adjusted
                        pursuant to Section 3.3(a)(iv)(B) of this Agreement and Big Rivers is permitted pursuant to the Station Two Power Sales Agreement (as defined in the Station Two Agreement) to purchase energy or capacity from Station Two, then: (A) Big Rivers will sell to LEM and LEM will buy Bundled Ancillary Services (as defined in Section 3.3(a)(vii)(3) below) for resale to Henderson Union for the benefit of Alcan and (B) the Monthly Margin Payment will be reduced by an amount equal to the amount due to Big Rivers from LEM for such services during that month; provided, however, that LEM will continue to make payments to Big Rivers in the same amount as the regularly scheduled Monthly Margin Payment that is otherwise due pursuant to the Operative Documents (taking into consideration, inter alia, any adjustment required by Section 3.3(a)(iv)) and Big Rivers will accept such payment as payment, in full, of the amount owed to Big Rivers by Leaseco for the Monthly Margin Payment then due and by LEM for the services described above for such month. Pursuant to this paragraph, Big Rivers must provide such services to LEM in the same quantities as LEM is required to provide such services to Henderson Union to meet the requirements of Alcan.

                        (2) If the Monthly Margin Payment has been adjusted pursuant to Section 3.3(a)(iv)(A) of this Agreement, then (A) Big Rivers will sell to LEM and LEM will buy Bundled Ancillary Services (as defined in Section 3.3(a)(vii)(3) below) for resale to Green River Electric for the benefit of

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                        Southwire and (B) the Monthly Margin Payment will be reduced by an amount equal to the amount due to Big Rivers from LEM for such services during that month; provided, however, that Leaseco will continue to make payments to Big Rivers in the same amount as the regularly scheduled Monthly Margin Payment that is otherwise due pursuant to the Operative Documents (taking into consideration, inter alia, any adjustment required by Section 3.3(a)(iv)) and Big Rivers will accept such payment as payment, in full, of the amount owed to Big Rivers by Leaseco for the Monthly Margin Payment then due and by LEM for such month (regardless of whether LEM's actual amount due that month for Bundled Ancillary Services exceeds the amount paid by Leaseco during that month pursuant to this Section 3.3(a) during that month). Pursuant to this paragraph, Big Rivers must provide such services to LEM in the same quantities as LEM must provide such services to Green River Electric to meet the power requirements of Southwire.

                        (3) The Bundled Ancillary Services are (A) those services described by Big Rivers in Schedules 3, 4, 5, and 6 of the Open Access Transmission Service Tariff attached as Exhibit 1 to the Transmission Services and Interconnection Agreement, or (B) such services that the FERC determines transmission providers must provide in lieu of or as extensions of the services described in subpart (A) of this sentence.

            (b) Operating Pass-Through Costs. In addition to amounts due under
Section 3.3(a), throughout Phase I, LEM shall pay to Big Rivers an amount each month equal to the Operating Pass-Through Costs. Billing and payment of the Operating Pass-Through Costs is to be made in accordance with Section 6.5.

      Section 4:  Big Rivers' Purchases from LEM

      4.1 Power Sales to Big Rivers. During the Term of this Agreement, Big Rivers will purchase from LEM, and LEM will sell to Big Rivers, Power in amounts as follows (where each of the following are independent and cumulative):

            (a) Base Power. During the Term of this Agreement, LEM shall be obligated to supply to Big Rivers and Big Rivers shall be

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                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

obligated to purchase at a cost equal to the amounts set forth in Section 6.2(d) from LEM Base Power as follows:

                  (i)   in each hour,
                        (A)   no less than the Minimum Requirement;
                        (B) no more than the Maximum Hourly Power Purchase Amount; and
                  (ii)  in each Year or Partial Year,
                        (A) no less than the Minimum Annual Power Purchase Amount; and
                        (B)   no more than the Maximum Annual Power Purchase
                              Amount.

            All deliveries of Base Power shall be made at the Points of Delivery as set forth in Exhibit B.

            (b) Oglethorpe, Hoosier & HMP&L Power. During the Term of this Agreement, LEM shall provide and Big Rivers shall purchase from LEM all its requirements for Oglethorpe Power, HMP&L Power and Hoosier Power at a cost equal to the amounts set forth in Sections 6.2(a) through (c). As used in this Agreement, Big Rivers' requirements for Oglethorpe Power, HMP&L Power and Hoosier Power shall constitute the amount of Power which Big Rivers, at a given moment, sells to Oglethorpe, HMP&L or Hoosier (as applicable) pursuant to the Oglethorpe Contract, the HMP&L Contract and the Hoosier Contracts, respectively. Unless LEM has provided written consent, Big Rivers will not amend, extend or renew any of the contracts pursuant to which it provides Oglethorpe Power, HMP&L Power or Hoosier Power or assign, waive or limit any of its rights or interests pursuant to such contracts throughout the remainder of their terms (and any extensions thereto). To the extent that Big Rivers, under the terms of such contracts, has any existing rights to extend or renew such contracts, Big Rivers shall not extend or renew such contracts without LEM's prior consent, and Big Rivers agrees to so extend or renew those contracts upon the request of LEM and in accordance with the terms of these contracts; provided, however, that Big Rivers shall have no obligation to extend such contracts for any period beyond the end of the Term. Big Rivers agrees to perform each and every obligation for which it is responsible under the Hoosier Contracts, HMP&L Contract and the Oglethorpe Contract and to fully enforce all of its rights under those agreements. Without limiting the foregoing sentences, Big Rivers agrees to use commercially reasonable efforts (which shall not include a requirement to engage the services of any collection agency or institute litigation) to collect all amounts due to Big Rivers for Oglethorpe Power, Hoosier Power and HMP&L Power, and to assign to LEM without cost collection rights and all such receivables not collected within 120 days, so that LEM shall be entitled to attempt to collect the same for its own account. LEM will deliver, or arrange for

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

delivery of, all Oglethorpe Power at either (a) the interconnection between the TVA and Big Rivers systems or (b) the point or points connecting the Georgia Integrated Transmission System and the TVA transmission system or other transmission system or systems from or through which the capacity and energy subject to the Oglethorpe Contract is delivered; all HMP&L Power at Henderson's 161 kV interconnection and the 69kV interconnections with Big Rivers; and all Hoosier Power at the 161 kV interconnection between Hoosier and Big Rivers. All of the foregoing deliveries shall be according to the rates, terms and conditions of Big Rivers' Open Access Transmission Tariff to the extent delivery of such power utilizes Big Rivers' Transmission System; provided, that such Open Access Transmission Tariff exists and continues to exist during all applicable periods, or that transmission access is provided on a non-discriminatory basis under another cost-based transmission tariff on terms comparable to those under which Big Rivers provides transmission service to itself. LEM shall indemnify and hold Big Rivers harmless from and against any and all liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by Big Rivers as a result of (i) any breach by Big Rivers of any of its obligations under the Hoosier Contracts, the Oglethorpe Contract, or the HMP&L Contract which result from any failure by LEM to perform its obligations hereunder, (ii) any and all reasonable costs incurred by Big Rivers in enforcing its rights under the Hoosier Contracts, the Oglethorpe Contract, or the HMP&L Contract, (iii) any and all reasonable costs incurred by Big Rivers in collecting (or attempting to collect) amounts due to Big Rivers for Hoosier Power, Oglethorpe Power, or HMP&L Power and (iv) any and all reasonable costs incurred by Big Rivers in exercising its rights, upon the prior request of LEM, to extend or renew the Hoosier Contracts, the Oglethorpe Contract or the HMP&L Contract.

            (c) Generation-Based Ancillary Services. During the Term of this Agreement, Big Rivers shall be entitled to receive from LEM those generation-based Ancillary Services which constitute Transmission Support Services, dispatch, Load Following, reactive power support and operating reserve services as specified in Section 5 of this Agreement; and such generation-based services as Big Rivers is required to provide to meet ECAR automatic reserve requirements. As specified in this Agreement, certain generation-based Ancillary Services and certain Load Following services will be provided by LEM to Big Rivers without adjustment to the Power Value Amount; and additional generation-based Ancillary Services and Load Following services will be available at a cost equal to the amounts set forth in Section 6.2(f). Notwithstanding any other provision of this Agreement, LEM shall be required to provide the services identified in this Section 4.1(c) only to the extent that such services can be provided from the Generating Plants, consistent with Prudent Utility Practice and any applicable limitations on the use of Station Two

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

power, and shall be excused in the event that an Uncontrollable Force prevents LEM from providing such services from the Generating Plants to the extent such Uncontrollable Force affects such Generating Plants. Notwithstanding the preceding sentence, to the extent feasible, LEM may elect, at its sole discretion, to meet its obligations under this Section 4.1(c) using whatever resources it chooses.

      4.2 Additional Provisions Regarding Member Power. During the Term of this Agreement, Big Rivers shall supply all of the Members' Requirements for Member Power and shall not amend any Member Contract to permit any Member to acquire its requirements for Power to serve its non-Smelter customers from any Person other than Big Rivers except as specifically provided in this Section 4.2.; provided that Henderson Union and Green River Electric, (x) subject to Section 4.4, may enter into agreements with LEM to purchase Power needed to serve any or all Smelter Requirements, and with any supplier to purchase Energy after December 31, 2000 necessary to meet the Smelters' Tier 3 Energy requirements, and (y) are permitted to resell power in accordance with the LEM/Henderson Union Agreement and the LEM/Green River Agreement, respectively and in accordance with the Agreements for Electric Service between those Members and the Smelters. In the event that Big Rivers defaults under a Member Contract and such default could be cause for termination of such Member Contract, then, notwithstanding any other provision of this Agreement, Big Rivers agrees to permit (but not require) LEM, in LEM's sole discretion, to attempt to cure such default. If a Member terminates a Member Contract as a result of a default by Big Rivers (regardless of whether LEM attempts to cure that default), but which default is not the direct result of an act or omission by any LG&E Party, then a "Minimum Requirement Revision Event" will be deemed to have occurred and thereafter, the Minimum Requirement shall be the Minimum Hourly Power Purchase Amount. Big Rivers acknowledges and agrees that any failure or refusal of any Member to purchase Power from Big Rivers by reason of Big Rivers' breach or default under any Member Contract is not an excusable cause for failure of Big Rivers to meet the Minimum Requirement or Minimum Annual Power Purchase Amount and therefore at any time at which Big Rivers fails to meet its Minimum Requirement or Minimum Annual Power Purchase Amount LEM will be entitled to the minimum payments contemplated in Section 6.4(b). Big Rivers may enter into a contract for the sale or resale of Power purchased from LEM to any non-Member or for the purchase or sale of Power from or to Parties other than LEM without limitation provided that nothing in this sentence shall be construed to alter in any manner LEM's obligations to supply or Big Rivers' obligation to purchase Power as otherwise set forth herein.

      4.3 Base Power Contract Limits. Throughout the Term of this Agreement, Base Power is subject to the following Contract Limits:

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

            (a) Minimum Hourly Power Purchase Amount. During any hour through December 31, 2000, the Minimum Hourly Power Purchase Amount is 272 megawatt-hours of Base Power and during any hour of any Year between January 1, 2001 and December 31, 2010 (inclusive), the Minimum Hourly Power Purchase Amount is 297 megawatt-hours of Base Power. During any hour during the Year 2011, the Minimum Hourly Power Purchase Amount is 517 megawatt hours of Base Power, and during any hour of any Year following December 31, 2011, the Minimum Hourly Power Purchase Amount is 600 megawatt-hours of Base Power.

            (b)   Minimum Annual Power Purchase Amount is as follows:

                  (i) During each full Year during the period beginning on the Effective Date through December 31, 2000, the Minimum Annual Power Purchase Amount is 2,687,750 megawatt-hours of Base Power.

                  (ii) During each full Year during the period beginning on January 1, 2001 through December 31, 2010(inclusive), the Minimum Annual Power Purchase Amount is 2,902,285 megawatt-hours of Base Power.

                  (iii) During the Year 2011, the Minimum Annual Power Purchase
                        Amount is 3,699,741 megawatt-hours of Base Power and during each Year following December 31, 2011, the Minimum Annual Power Purchase Amount is 4,300,000 megawatt-hours.

                  (iv) During any Partial Year, the Minimum Annual Power Purchase Amount is the Minimum Annual Power Purchase Amount for that Year, multiplied by a fraction whose numerator is the number of days in such Partial Year and whose denominator is 365.

            (c) Maximum Hourly Power Purchase Amount. During any hour through December 31, 2000, the Maximum Hourly Power Purchase Amount is not more than 572 megawatt-hours of Base Power and during any hour of any Year between January 1, 2001 and December 31, 2010 (inclusive), the Maximum Hourly Power Purchase Amount is not more than 597 megawatt-hours of Base Power. During any hour during the Year 2011, the Maximum Hourly Power Purchase Amount is not more than 717 megawatt-hours of Base Power, and during any hour of any Year following December 31, 2011, the Maximum Hourly Power Purchase Amount is not more than 800 megawatt-hours of Base Power.

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

            (d)   Maximum Annual Power Purchase Amount is as follows:

                  (i) During each full Year during the period beginning on the Effective Date through December 31, 2000, the Maximum Annual Power Purchase Amount is 5,112,750 megawatt-hours of Base Power.

                  (ii) During each full Year during the period beginning on January 1, 2001 through December 31, 2010(inclusive), the Maximum Annual Power Purchase Amount is 5,327,285 megawatt-hours of Base Power.

                  (iii) During the Year 2011, the Maximum Annual Power Purchase
                        Amount is 6,321,741 megawatt-hours of Base Power and during each Year following December 31, 2011, the Maximum Annual Power Purchase Amount is 7,008,000 megawatt-hours of Base Power.

                  (iv) During any Partial Year, the Maximum Annual Power Purchase Amount is the Maximum Annual Power Purchase Amount for that Year, multiplied by a fraction whose numerator is the number of days in such Partial Year and whose denominator is 365.

            (e) Reduction in Contract Limits. At any time during the Term of this Agreement, subsequent to the later to occur of the Effective Date or December 31, 1998, Big Rivers may decrease the Contract Limits by giving written notice to LEM of its election to decrease the Contract Limits, subject to the following:

                  (i) Any such reduction (pursuant to this Section 4.3(e)) shall be made as a uniform decrease, measured in megawatt-hours, to all the Contract Limits in all Years, such that upon a change in the Contract Limits that is required by Section 4.3(a) through (d), the changed Contract Limits will be adjusted downward prior to becoming effective by the cumulative number of megawatt-hour reductions elected pursuant to this
                        Section 4.3(e) (assuming such election is effective, consistent with the other requirements of this
                        Section 4.3(e), as of the date the new Contract Limits designated in Section 4.3(a), (b), (c) and (d) become effective).

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                  (ii) Any such reduction (pursuant to this Section 4.3(e)) shall remain effective for the balance of the Term of this Agreement;

                  (iii) Any notice of a reduction (pursuant to this Section
                        4.3(e)) shall not become effective until the expiration of two consecutive Years after it is given (for example a notice given in 2001 shall result in Contract Limit reductions starting January 1, 2004);

                  (iv) The cumulative amount of Contract Limit reductions (pursuant to this Section 4.3(e)) during the Term of the Agreement shall not exceed 72 megawatts;

                  (v) No annual reduction (pursuant to this Section 4.3(e)) shall exceed 12 megawatts; and

                  (vi) Any reduction (pursuant to this Section 4.3(e)) of the Minimum Annual Power Purchase Amount shall not result in a Minimum Annual Power Purchase Amount which is less than 102% of actual requirements for Base Power for the Year prior to the effective date of the reduction (notwithstanding any adjustments for Partial Years); provided, that in the event that any notice of a reduction specifies a reduction in the Minimum Annual Power Purchase Amount greater than is permitted pursuant to this Section 4.3(e)(vi), the Minimum Annual Power Purchase Amount shall be reduced each year by the maximum amount permissible until such time as the Minimum Annual Power Purchase Amount has been reduced to the full extent specified in such notice of reduction.

            (f) The Contract Limits shall be subject to further adjustments as provided in the Station Two Agreement.

            (g) Notwithstanding anything in this Agreement to the contrary, Base Power shall not include Hoosier Power, Oglethorpe Power or HMP&L Power.

      4.4   Exclusivity.

            (a) In consideration of Big Rivers' agreements as set forth herein, LEM agrees that during the Term of this Agreement, Big Rivers shall be the exclusive distributor (through the Members) of

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

Power furnished directly or indirectly to end-users located, or for use within the boundaries of the Members' Franchised Service Territories; provided that Big Rivers shall not be the exclusive distributor with respect to Power to be supplied, directly or indirectly, to meet the Smelter Requirements. LEM and its Affiliates will not, directly or indirectly, sell or furnish, or offer or agree to sell or furnish, Power to or for the benefit or account of any such end user, other than Power to be supplied by LEM to certain Members to meet the Smelter Requirements, except through Big Rivers' exclusive distributorship in accordance with this Agreement, as otherwise expressly permitted by this Agreement, or as expressly permitted in the Station Two Agreement. Notwithstanding the foregoing:

                  (i) LEM or its Affiliates shall be permitted to sell, directly or indirectly, to the Members any Power required to serve the Smelter Requirements during the Term of this Agreement;

                  (ii) LEM or its Affiliates shall be permitted to sell Power, directly or indirectly, to the Smelters to the extent that the Smelters are free to purchase such Power from entities other than the Members under applicable Law and any agreement existing between any Smelter and any Member; and

                  (iii) LEM or its Affiliates shall be permitted (but not
                        required) to sell to Big Rivers for resale to the Members, or to the Members (to the extent the Members are permitted by law and contract to purchase from a Person other than Big Rivers), Power required by the Members to enable the Members to supply Power to certain of their non-Smelter industrial customers.

            (b) Big Rivers agrees that until December 31, 2011, it will not, directly or indirectly, sell or furnish, or offer or agree to sell or furnish, Power to Henderson Union for sale to Alcan, or to Alcan, other than with respect to the portions of Tier 3 Energy which Henderson Union is explicitly permitted to purchase from a supplier other than LEM, unless the obligation of LEM (during Phase I) or Leaseco (during Phase II) to pay Monthly Margin Payments to Big Rivers under this Agreement or the Lease has terminated, or unless and for the period that LEM or Leaseco (as applicable) has failed to pay such Monthly Margin Payments in breach of this Agreement or the Lease. The provisions of this
Section 4.4(b) shall survive any termination of this Agreement for any reason and shall continue to be binding on Big Rivers for so long as the Lease or the Station Two Agreement shall continue in force and effect, and then only in the event Big Rivers

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

continues to receive the Monthly Margin Payments (or portions thereof) in accordance with the Lease.

            (c) Big Rivers agrees that until December 31, 2010, it will not, directly or indirectly, sell or furnish, or offer or agree to sell or furnish, Power to Green River for sale to Southwire, or to Southwire, other than with respect to the portions of Tier 3 Energy which Green River is explicitly permitted to purchase from a supplier other than LEM, unless the obligation of LEM (during Phase I) or Leaseco (during Phase II) to pay Monthly Margin Payments to Big Rivers under this Agreement or the Lease has terminated or unless and for the period that LEM or Leaseco (as applicable) has failed to pay such Monthly Margin Payments in breach of this Agreement or the Lease. The provisions of this
Section 4.4.(c), shall survive any termination of this Agreement for any reason and shall continue to be binding on Big Rivers for so long thereafter as the Lease or the Station Two Agreement shall continue in force and effect, and then only in the event Big Rivers continues to receive the Monthly Margin Payments (or portions thereof) in accordance with the Lease.

      Section 5:  Scheduling and Ancillary Services

      5.1 Projected Monthly Schedules. At least 30 days prior to the expected Effective Date and each October 1 thereafter during the Term of this Agreement, Big Rivers shall submit to LEM in writing the projected monthly amounts of Base Power, Oglethorpe Power, HMP&L Power, Hoosier Power, Transmission Support Services and other generation-based Ancillary Services it expects to require during the following Partial Year or Year. Such projections shall represent a good faith estimate by Big Rivers of its anticipated requirements hereunder; provided, that such estimates shall not be binding and shall be used by LEM for planning and information purposes only. The estimates by Big Rivers shall be for all Power and generation-based Ancillary Services to be purchased by Big Rivers pursuant to this Agreement, with a gross up for average annual transmission losses associated with Base Power. Big Rivers shall have full freedom of schedule, subject to the provisions of Section 5.1 and 5.3 and the Contract Limits.

      5.2 SEPA Contract. At least 30 days prior to the expected Effective Date and each October 1 thereafter during the Term of this Agreement, Big Rivers shall submit to LEM a schedule showing the amount of Power Big Rivers wishes to have delivered to it under the SEPA Contract during each month ("SEPA Schedule") of the following Partial Year or Year. LEM shall act as Big Rivers' agent for the scheduling of Power under the SEPA Contract and shall have the right to determine (consistent with the provisions of the SEPA Contract) the timing of deliveries of such Power during each month; provided, however, for purposes of the administration of this contract, such

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

deliveries shall be deemed, after-the-fact, to have occurred consistent with the SEPA Schedule and, to the maximum extent allowable under the SEPA Contract, during hours of the Members' demand on Big Rivers' system.

      5.3 Daily Preschedules. Big Rivers shall preschedule all deliveries of Power no later than 9:00 a.m., Central Time, on the Business Day immediately preceding the day or days of delivery, or as otherwise mutually agreed by the Parties' dispatchers and schedulers. Big Rivers' preschedule shall specify for each hour of each day scheduled its best estimate of its requirements for Base Power, Oglethorpe Power, HMP&L Power, Hoosier Power, Transmission Support Services and other generation-based Ancillary Services as Big Rivers is entitled to receive pursuant to this Agreement. Big Rivers shall provide its preschedule to LEM and the operator responsible for the dispatch and real-time control of the Generating Plants. Following receipt of Big Rivers' preschedule, LEM shall provide its own preschedule to the operator responsible for the dispatch and real-time control of the Generating Plants specifying for each hour of each day scheduled its best estimate of its requirement for Unit Output. Within three hours of receipt of Big Rivers' preschedule, LEM will provide Big Rivers with a schedule showing the Point(s) of Delivery at which Big Rivers' Base Power, Oglethorpe Power, HMP&L Power, Hoosier Power and other scheduled services will be delivered. The Parties shall make reasonable efforts to minimize changes in Big Rivers' and LEM's preschedules and delivery schedules, but such changes shall be accommodated by the Parties up to 30 minutes prior to the hour of delivery.

      5.4 Redispatch. If delivery of Big Rivers' Power requirements, amounts of Power scheduled to be provided by LEM to Green River Electric and Henderson Union to meet the Smelter Requirements and LEM's off-system sales at LEM's specified Points of Delivery is not consistent with operation of Big Rivers' Transmission System in accordance with Prudent Utility Practice, or is not consistent with allowing all requested, otherwise feasible wheeling transactions to occur in Big Rivers' system, then, to the extent consistent with Prudent Utility Practice, LEM will permit Big Rivers to direct redispatch of the Generating Plants as needed (i) to maintain Firm Point-to-Point Transmission Service and Network Integration Transmission Service, including the transmission of Member Power to the Members' Franchised Service Territories, under emergency conditions, and (ii) to permit additional Firm Point-to-Point Transmission Service and Network Integration Transmission Service to be scheduled over congested transmission paths. LEM shall modify the specified Points of Delivery to allow Big Rivers' Transmission System to operate in accordance with Prudent Utility Practice, provided that such redispatch permits LEM to continue to meet its energy delivery commitments. Big Rivers shall pay LEM the incremental cost, if any,

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

of such redispatch, with such cost to be as quoted by Big Rivers or its Operator (during Phase I) or Leaseco (during Phase II) at the time the redispatch service is requested. Big Rivers' obligation pursuant to the preceding sentence is not to be subsumed by or diminished by LEM's separate obligation during Phase I to pay the Operating Pass-Through Costs, but rather requires that throughout the Term, Big Rivers, not LEM or any of its Affiliates, bear the cost of redispatch; provided, that LEM or any of its Affiliates shall be required to pay any increased transmission charge assessed by Big Rivers reflecting the incremental cost of such redispatch where that entity's use of the Transmission System necessitates such redispatch to create the additional transmission capacity used by it. The quoted charge for such redispatch shall be calculated by Big Rivers or its Operator (during Phase I), and by Leaseco (during Phase II), in a manner consistent with the FERC's policies for the calculation of redispatch costs.

      5.5   Load Following.

            (a) Metering. In order to facilitate the provision of Load Following services, LEM, at its sole expense, shall install, or cause to have installed, and cause to be monitored, metering and telemetry equipment, which may include the use of loss compensators, and which in combination with existing metering equipment, if any, is of metering grade accuracy, for measuring power flows at each of the Points of Delivery identified in Exhibit A.

            (b)   Load Following.

                  (i) LEM will provide all of Big Rivers' Load Following requirements with respect to Member Power, without adjustment to the Power Value Amount for the applicable period, subject to the following conditions:

                        (A) LEM shall not be obligated to provide Load Following services for Big Rivers, that, when combined with the provision of Base Power requirements (after adjustment for the SEPA Contract pursuant to Section 5.2), would exceed the Maximum Hourly Power Purchase Amount at any time; and

                        (B) LEM shall not be obligated to provide Load Following services for loss of generation under the control of Big Rivers, or any third-party resource serving Big Rivers, other than from the Generating Plants; and

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                        (C) LEM shall not be obligated to provide Load Following services for any of Big Rivers' loads that are added to the Big Rivers' system after 1996, and that require Load Following services that are materially different than the aggregate of all loads that were served by Big Rivers as of December 31, 1996 exclusive of the Smelter Requirements.

                  (ii) During the Term of this Agreement, LEM will provide all of Big Rivers' Load Following requirements, if any, with respect to Oglethorpe Power, Hoosier Power and HMP&L Power without adjustment to the Power Value Amount for the applicable period.

                  (iii) Any additional amounts of Load Following required by Big
                        Rivers for the load of its Members that it serves or any transmission customer serving load within Big Rivers' control area shall be supplied to Big Rivers by LEM with a corresponding adjustment to the Power Value Amount equivalent to the LEM rates for such Load Following Service, in accordance with in Section 6.2(f).

      5.6 Operating Reserves. LEM will maintain sufficient spinning and non-spinning reserves consistent with reliability guides, principles, and responsibilities set forth in ECAR documents and guides and NERC criteria to support that portion of the Base Power that is consumed in Big Rivers' control area, and such other spinning and non-spinning reserves as may be required pursuant to the Oglethorpe Contract, HMP&L Contract and Hoosier Contracts, each on terms in accordance with this Agreement. With respect to use of the Generating Plants by Big Rivers pursuant to this Section 5.6, there will be no adjustment to the Power Value Amount for the applicable period.

      5.7 Reactive Power. LEM shall provide in any hour from its entitlement to the Unit Output of the Generating Plants, at Big Rivers' request and without adjustment to the Power Value Amount, an amount of megavars for Control Area operations up to the electrical net output of such Generating Plants in such hour, multiplied by 0.329 but in no event an amount of megavars equal to less than 608 megawatts multiplied by 0.329. For example, if the electrical output of such Generating Plants in an hour is 1000 MW, up to 329 megavars will be so provided. Subject to the above aggregate limit, Big Rivers shall be entitled to request and receive an amount of megavars up to the maximum net dependable capacity of the Generating Plant unit expressed

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

in megawatts multiplied by 0.329 from any specific unit of any Generating Plant specified by Big Rivers and in operation during the hour; provided that Big Rivers will identify the specific Generating Plant unit required to produce megavars only if such specification is necessitated by localized voltage problems. The current maximum net dependable capacity of each Generation Plant unit, expressed in megawatts, is set forth in Exhibit 6 of the Transmission Service and Interconnection Agreement. However, the Parties shall at all times use the then applicable maximum net dependable capacity of the Generation Plant units, which amount may change from time to time over the course of this Agreement; provided, that in the event that two or more Generating Plant units are off-line and Big Rivers is experiencing low voltage problems, the Operator of the Generating Plants will, without adjustment in the Power Value Amount, operate the Generating Plant units down to the design lagging power factor without a loss of megawatt output, but only to the extent necessary to produce an amount of megavars equal to .329 multiplied by the net output of the Generating Plants that would exist if the units that are off-line at the time the calculation was made are operating. At any time, any additional megavars requested by Big Rivers in excess of .329 multiplied by the net output of the Generating Plants, assuming no units are off-line, if available from the Generating Plants without loss of megawatt output capabilities, shall be provided to Big Rivers from LEM at LEM's rates for sale of reactive power set forth in its tariff for the sale of ancillary services (as filed with FERC and revised from time-to-time). LEM may also elect (but is not obligated) to provide, in any hour at Big Rivers' request, megavars in such quantities that their production adversely impacts the Generating Plants' capability to produce megawatts at the rated lagging power factor, but shall do so only at the rate set forth in LEM's tariff for the sale of ancillary services (as filed with FERC and revised from time-to-time) or such other rates as FERC may accept for filing.

      5.8 Transmission Support Services. Upon Big Rivers' request, LEM shall obtain and provide from the Generating Plants, to the extent available from the Generating Plants, to all users of Big Rivers' Transmission System and to Big Rivers, in its capacity as both a Transmission System user when requiring Ancillary Services in excess of the level of such services otherwise provided in this Agreement, and to meet Big Rivers' own Ancillary Services requirements to third-parties as a transmission services provider, any generation-based Ancillary Services that the FERC requires from time to time to be provided by a transmission provider similarly situated to Big Rivers and owning and operating the Generating Plants ("Transmission Support Services"). A request by Big Rivers for Transmission Support Services of the type that cannot be physically provided by a generator located outside of Big Rivers' Control area shall be given first priority by LEM relative to other uses of the Generating Plants. Such generation-based Ancillary Services shall be provided at such rates as LEM

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

establishes, subject to any applicable regulatory policies, for such generation-based Ancillary Services, and LEM will charge such amounts to Big Rivers by adjustment to the Power Value Amount. Neither Big Rivers nor any third-party user of Big Rivers' Transmission System shall be required to purchase such Ancillary Services from LEM to the extent they are able to provide those services themselves or acquire them from an alternative supplier.

      5.9 System Logs. All deliveries shall be made in accordance with the Parties' schedules which are in effect 30 minutes prior to each hour of delivery, except deliveries associated with Load Following service which shall reflect the integrated amount accumulated over the hour and shall be deemed to be made during the hours and in the amounts as accounted for in LEM's and Big Rivers' system logs. If scheduled deliveries are interrupted due to an Uncontrollable Force as defined in Section 12, such schedules shall be adjusted to reflect actual deliveries.

      Section 6:  Metering, Pricing and Billing

      6.1 Metering. The amounts of Unit Output, Oglethorpe Power, HMP&L Power, Hoosier Power and Base Power delivered during the prior month and the Transmission Support Services and other services provided pursuant to Section 4.1(c) that are provided during the prior month shall be metered at the Points of Delivery and at the Points of Metering and, on a monthly basis, reported by Big Rivers to LEM in accordance with Section 12 of the Transmission Service and Interconnection Agreement. Such information will be used as a basis for determining the Power Value Amount, as defined in Section 6.2. Pursuant to
Section 6.5, Big Rivers will issue a statement to LEM once per month, and LEM will issue a statement to Big Rivers once per month, each based on such metered information. LEM shall be entitled to have a representative present when meters are read or to institute other reasonable measures to verify meter readings. Disputes concerning the accuracy of meter reading will be subject to the dispute resolution, mediation and arbitration provisions applicable to this Agreement as set forth in the Participation Agreement.

      6.2 In addition to such amounts which Big Rivers may be obligated to pay to LEM pursuant to Sections 8 and 9.2, Big Rivers will pay to LEM each month the "Power Value Amount," which equals the sum of the following:

            (a) An amount equal to Big Rivers' total revenues actually collected for Oglethorpe Power sold to Oglethorpe by Big Rivers during the prior month (exclusive of any revenue received by Big Rivers from Oglethorpe pursuant to Section 5.3 of the Oglethorpe Contract).

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

            (b) An amount equal to Big Rivers' total revenues actually collected for Hoosier Power sold to Hoosier by Big Rivers during the prior month.

            (c) An amount equal to Big Rivers' total revenues actually collected for HMP&L Power sold to HMP&L by Big Rivers during the prior month.

            (d) An amount equal to the Base Power Price for such month as determined pursuant to Section 6.4.

            (e) An amount equal to the redispatch costs incurred by Big Rivers pursuant to Section 5.4 during the prior month.

            (f) An amount based upon the quantity of generation-based Ancillary Services, ECAR reserves or Transmission Support Services provided by LEM to Big Rivers during the prior month in excess of the type and quantity of such services which are explicitly to be provided pursuant to this Agreement without adjustment to the Power Value Amount, priced in accordance with LEM's rates for such services.

            (g) To the extent that Big Rivers purchases from a third-party ECAR automatic reserves or generation-based emergency services necessary to support operation of its Transmission System, the Power Value Amount shall be reduced by an amount equal to Big Rivers' actual cost of such purchases during the prior month; provided that ECAR automatic reserves or generation-based emergency services shall not be purchased in amounts greater than the minimum amount required under ECAR regulations.

      6.3   Base Power Rates.

            (a) Base Power. During the first Partial Year through December 31, 2001, the rate per megawatt-hour of Base Power is $18.917. For the balance of the Term of this Agreement, the following rates per megawatt-hour for Base Power apply:

                  2002              $19.117
                  2003              $19.217
                  2004              $19.317
                  2005              $19.417
                  2006              $19.517
                  2007              $19.717
                  2008              $20.017
                  2009              $20.327
                  2010              $20.627
                  2011              $20.947
                  2012              $20.267
                  2013              $20.587

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                  2014              $20.917
                  2015              $21.247
                  2016              $21.587
                  2017              $21.927
                  2018              $22.277
                  2019              $22.627
                  2020              $22.987
                  2021              $23.357
                  2022              $23.717
                  2023              $24.082
                  2024              $24.452

            (b) Base Power Rate Adjustments. Prior to February 1 of the Years 2004, 2011 and 2018, the Parties shall perform the following calculations:

      Let Pn represent the rate for Base Power for year n as defined in Section 6.3(a).

      Define Qn = 9.52x + 7.25y + 3.23 where, for each year n of 2004, 2011, and 2018:

            x  =  The ratio of the value of the Coal Index (DRI Price of Coal to Electric Utilities - National) at January 1 of year n to the value at January 1 of the seventh preceding year; and

            y  =  The ratio of the value of the Labor Index (DRI Unit Labor
                  Cost - National) at January 1 of year n to the value at January 1 of the seventh preceding year.

                  (i)   2004 Adjustment

                        (A) If Q2004 is less than 16.69, then set F2004 = Q2004 / 16.69

                        (B) If Q2004 is greater than 35.32, then set F2004 = Q2004 / 35.32

                        (C) If neither determination (1) or (2) is made, then set F2004 = 1.0.

                        (D) The adjusted rate for Base Power, P'n for each year n from 2004 through 2010 shall be determined as P'n = Pn o F2004

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                  (ii)  2011 Adjustment

                        (A) If Q2011 is less than 20.66 o F2004, then set F2011 = Q2011 / 20.66

                        (B) If Q2011 is greater than 43.73 o F2004, then set F2011 = Q2011 / 43.73

                        (C) If neither determination (1) or (2) is made, then set F2011 = F2004

                        (D) The adjusted rate for Base Power, P'n for each year n from 2011 through 2017 shall be determined as P'n = Pn o F2011

                  (iii) 2018 Adjustment

                        (A) If Q2018 is less than 25.59 o F2004 o F2011, then set F2018 = Q2018 / 25.59

                        (B) If Q2018 is greater than 54.15 o F2004 o F2011, then set F2018 = Q2018 / 54.15

                        (C) If neither determination (1) or (2) is made, then set F2018 = F2004 o F2011

                        (D) The adjusted rate for Base Power, P'n, for each year n from 2018 through the Term of this Agreement shall be determined as P'n = Pn o F2018

                  (iv) Base Power rate adjustments will be effective on January 1 of the Year the calculation is performed.

            (c) In the event that the Effective Date does not occur on or before December 31, 1998 then Section 6.3(a) will be modified, effective January 1, 1999, and on each January 1 thereafter until the Effective Date occurs (after which time the Section will remain fixed in the form then current), subject to an earlier termination of the Participation Agreement, as follows: each Year stated will be increased by one, such that the rate in the first Partial Year that the Agreement is in effect and through the three calendar years immediately following the first Partial Year will be $18.917 and the remainder of the rates will become effective in the corresponding Year indicated after such modification is made.

  SECTION 6.4(b) OF THIS DOCUMENT CONTAINS CONFIDENTIAL PROTECTED INFORMATION -
                           SUBJECT TO PROTECTIVE ORDER

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

      6.4   Calculation of the Base Power Price

            (a) Base Power Price. For the purposes of Section 6.2(d), the Base Power Price is equal to the sum of (i) the Base Power rates established in Sections 6.3 multiplied by the number of megawatt-hours of Base Power delivered to Big Rivers during the prior month and (ii) such other amount as determined pursuant to Section 6.4(b). Base Power delivered to Big Rivers during the prior month shall be determined as the total metered load delivered by Big Rivers to Members during the prior month at the Points of Metering as set forth in Exhibit C, plus the total megawatt-hours of Base Power Big Rivers scheduled from LEM during the previous month for resale to third parties other than Members metered at the applicable Point(s) of Delivery as set forth in Exhibit B, plus average annual transmission losses imputed to Power delivered by Big Rivers to the Members and Power delivered for resale to third parties (with such losses to be equal to the effective annual loss rate applied to transmission service during the same period, as calculated pursuant to the Transmission Service and Interconnection Agreement), minus any purchases from SEPA or other third-parties delivered through the Points of Metering. In no event shall the amount of Power priced in accordance with this Section 6.4 exceed the amount of Base Power available pursuant to Section 4.1(a).

            (b) Minimum Power Purchase Obligation.



[*REDACTED. Omitted pursuant to confidential treatment request.
Material filed separately with SEC.]

  SECTION 6.4(b) OF THIS DOCUMENT CONTAINS CONFIDENTIAL PROTECTED INFORMATION -
                           SUBJECT TO PROTECTIVE ORDER

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

[* REDACTED. Omitted pursuant to confidentiality request.
   Material filed separately with SEC.]

      6.5 Billing and Payment. Big Rivers and LEM shall reconcile all monthly amounts due and owing other than the Initial Fixed Payment or Annual Fixed Payment as soon after the month's end as detailed information is available. Each month, Big Rivers shall bill LEM for the Operating Pass-Through Costs due pursuant to Section 3.3(b) within two days of receipt of an invoice for such Operating Pass-Through Costs from its Operator, if any, and, separately, for any other amounts due hereunder, if any, and LEM shall bill Big Rivers for the Power Value Amount and any other amounts due hereunder, if any, after adjusting for the credits set forth in Section 6.6 which may apply for that month. Each Party shall bill the other by facsimile (with the original of such bill transmitted to LEM or to Big Rivers, as applicable, by certified mail) for amounts owing pursuant to this Section 6 or as otherwise specified in this Agreement. Payment shall be made for the amount of such bill, including any disputed amounts, by electronic wire transfer by the later of 15 days after facsimile receipt of such bill or the last Business Day of the month except with respect to the Operating Pass-Through Costs which LEM shall pay no later than the Monthly Payment Date; provided, however, Big Rivers shall not be required to pay any amounts under this Section 6.5 to LEM unless all Operating Pass-Through Costs due and owing by LEM to Big Rivers, and for which LEM has been properly billed, shall have first been paid in full. Payments rendered to Big Rivers with respect to the Operating Pass-Through Costs shall be made to (not applicable) or such other financial institution or account number as Big Rivers and its Operator may specify from time to time in writing. Payments rendered to Big Rivers with respect to other than the Operating Pass-Through Costs shall be made to Farmers Bank of Henderson, Kentucky, ABA No. 083900538 for the credit of Big Rivers General Fund, Account No. 1085559, or such other financial institution or account number as Big Rivers may specify from time to time in writing. Payments rendered to LEM shall be made to PNC Bank, Kentucky, ABA No. 083000108, for the credit of LG&E Marketing, Inc., Account No. 3100532665, or such other financial institution or account number as LEM may specify from time to time in writing. Simple interest shall accrue on any unpaid amounts or any credits at a rate equal to the

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

Default Rate during the period, if any, of delinquency or outstanding credit.

      6.6   Credits.

            (a) At the end of Year 2011, LEM shall credit Big Rivers' account $2,610,557 and at the end of each Year following December 31, 2011, LEM shall credit Big Rivers' account $4,110,750.

            (b) In the event that any credit due to Big Rivers for any Year pursuant to subparagraph (a) above (a "Load Reduction Credit") exceeds the Power Value Amount during the final month of such Year (as determined pursuant to Section 6.6(a)), then, LEM shall, at Big Rivers' option either (i) pay to Big Rivers, within thirty (30) days after receiving a request from Big Rivers, an amount equal to the difference between the Load Reduction Credit for such Year and the Power Value Amount due for the final month of such Year or (ii) apply the excess credit against the Power Value Amount due during subsequent months until the excess credit has been reduced to zero.

            (c) With respect to any year for which LEM owes to Big Rivers pursuant to Section 9.6 of the Participation Agreement a Transmission Use Credit, LEM shall, on February 1 of the following year, credit to Big Rivers' account the full amount of such Transmission Use Credit, which credit will satisfy LEM's obligations under Section 9.6 of the Participation Agreement.

            (d)   [Reserved]

            (e) On the first day of each month beginning with the first month following the Effective Date and continuing for fifty-five (55) months, LEM shall credit Big Rivers' account $89,000.

      Section 7:  Audit Rights

      During the Term of this Agreement, each Party may review accounting records and supporting documents of the other Party relevant to the determination of any rate charged pursuant to this Agreement which is not fixed, of amounts of Power, Load Following service or generation-based Ancillary Services provided or received together with the loads and resources involved in such service, and of average loss rates applied hereunder during the prior thirty-six months, provided that each Party may conduct no more than one such audit during any consecutive six month period. If a Party believes there are any errors in the determination of a bill including prices, it shall pay the full amount of such bill and the Parties shall meet to review the accounting records and supporting documents and agree on any adjustments that may be appropriate. If the Parties agree that the billing is incorrect, a corrected bill shall be prepared and the

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

difference between the incorrect bill and corrected bill, including simple interest at a rate equal to the Default Rate for the period of under or overpayment. Each Party shall take all steps reasonably available to secure the confidentiality of the other Party's accounting records and supporting documents and shall use them only for the purpose of confirming the accuracy of billings under this Agreement. Disclosure of accounting records and supporting documents to the other Party is not intended to, and shall not be interpreted to, waive a Party's right to maintain that such records and supporting documents are privileged, confidential, proprietary, or otherwise protected from disclosure to the public. In the event such information is required in a legal or regulatory proceeding, the Party affected shall advise the other Party of the requirement to disclose such information prior to disclosing it and at the Party's request shall ask that the confidentiality of any such information be maintained.

      Section 8:  Cost Determination Changes

      The cost methodologies utilized for pricing purposes in this Agreement and the rates and rate formulae specified herein shall remain in effect through the Term of this Agreement and neither Party shall petition the FERC or any other governmental agency pursuant to the provisions of Section 205 or 206 of the Federal Power Act or any other provision of law to amend such methodologies or formulae absent the agreement in writing of the other Party or support such a petition filed by any third party. Notwithstanding the foregoing, if a tax on plant emissions should be enacted, LEM may increase the Power Value Amount to reasonably reflect the increased cost associated with the Power sold to Big Rivers hereunder due to the imposition of such tax.

      Section 9:  Remedies

      9.1 Rights and Remedies Cumulative. A Party's right to damages or other relief resulting from a breach on the part of any other Party under this Agreement accrues as of the first day of the breach without regard to whether such breach leads to a default under Section 2.2(a). Upon the breach by either Party of its obligations under this Agreement, whether or not such breach is or becomes a default for purposes of Section 2.2(a), the other Party shall have all of the rights and remedies available hereunder, under any other agreement between the Parties as otherwise applicable, and under all applicable laws, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law; provided, however, that:

            (a) neither Party shall be entitled to recover any loss of earnings, revenues (except as provided in Sections 2.2 or 9.2 of this Agreement), indirect, consequential, incidental or special damages (except as provided in Section 15.2);

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

            (b) LEM's exclusive right and remedy for Big Rivers' failure to utilize the Minimum Requirements or the Minimum Annual Power Purchase Amount of Base Power hereunder shall be the remedy set forth in Section 6.4(b);

            (c) except as provided in Sections 2.2 and 15.2 of this Agreement, a Party's sole right to damages for a failure by the other Party to deliver Power as required by this Agreement shall be the remedies and rights set forth in
Section 9.2; and

            (d) the provisions of Subsection 9.1(a), above, shall not bar or constitute any waiver of any claim by Big Rivers for any Monthly Margin Payments as its damages arising by reason of a default by LEM under this Agreement; provided, that nothing contained herein shall be deemed to be an admission by LEM that the loss of such payments by Big Rivers is or shall be an actual or direct damage incurred by Big Rivers arising out of such a default by LEM.

      9.2 Failure to Deliver Power. From time to time, but not more frequently than once each month, LEM may invoice Big Rivers for its damages arising from any failure of Big Rivers to deliver to LEM that Unit Output which through the willful or negligent action of Big Rivers, or through any voluntary or involuntary bankruptcy proceeding involving Big Rivers, was withheld from LEM or delivered other than as directed by LEM in breach of this Agreement, except as such failure may be excused by an Uncontrollable Force or made impossible due to LEM's own negligence or willful act or omission. From time to time, but not more frequently than once each month, Big Rivers may invoice LEM for its damages arising from any failure of LEM to deliver in accordance with this Agreement Base Power, Oglethorpe Power, HMP&L Power, Hoosier Power or any of the services to which Big Rivers is entitled pursuant to Section 4.1(c) except as such failure may be excused by an Uncontrollable Force or made impossible due to Big Rivers' own negligence or willful act or omission. In each of the preceding circumstances in which damages are due, such damages shall equal the damaged Party's reasonably incurred replacement Power costs (including costs of any related Ancillary Services). An invoice rendered in accordance with this Section
9.2 shall be paid, in full, by the receiving party within 30 days of its receipt.

      9.3 Offsets. In addition to the rights and remedies described above and elsewhere in this Agreement, but subject to the limitations set forth in Sections 9.1(a), (b) and (c), above, Big Rivers and LEM each agree that if Big Rivers, on the one hand, or LEM, on the other hand, ("X") shall fail to make any payment or shall fail to perform any obligation under this Agreement, then the other Party ("Y") or any of its Affiliates will have the right (but not the obligation) without prior notice to X to perform such obligations and set-off the costs of

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

such performance or the amount of any such past due payment owing to Y against any obligation of Y or any of its Affiliates owing to X or any of its Affiliates hereunder or, during Phase II, under any of the other Operative Documents.

      Section 10:  Governing Law

      This Agreement shall be subject to and be construed under the laws of the Commonwealth of Kentucky, exclusive of choice of law provisions.

      [Section 11:  Reserved]

      Section 12:  Uncontrollable Forces

      12.1 Neither Party to this Agreement shall be considered to be in default in performance of any obligation hereunder if failure of performance shall be due to an Uncontrollable Force. The term "Uncontrollable Force" means any cause beyond the control of the Party affected, including, but not limited to, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, and restraint by court order or public authority (other than any filing of a petition in bankruptcy or reorganization or arrangement under any bankruptcy or insolvency laws), which by exercise of due foresight such Party could not reasonably have been expected to avoid, and to the extent that by exercise of due diligence it shall be unable to overcome. A Party shall not, however, be relieved of liability for failure of performance if such failure is due to causes arising out of removable or remediable causes which it fails to remove or remedy with reasonable dispatch. Furthermore, no Party claiming an Uncontrollable Force shall be relieved or excused by reason of such Uncontrollable Force from any payment obligation it may have. Any Party rendered unable to fulfill any obligation by reason of an Uncontrollable Force shall exercise due diligence to remove such inability with all reasonable dispatch. Nothing contained herein, however, shall be construed to require a Party to prevent or settle a strike against its will. Notwithstanding anything in this Section 12 to the contrary, (a) any obligation of Big Rivers to purchase Power under this Agreement (or to make any payment based on a deemed delivery of Power pursuant to Section 6.4(b)) shall be excused to the extent, and only to the extent, that LEM's failure to provide such Power is excused pursuant to this
Section 12 and (b) subject to Section 4.1(c), LEM's failure to supply Power to Big Rivers pursuant to this Agreement shall not be excused under this Section 12 unless such Uncontrollable Force prevents LEM from supplying such Power not only from the Generating Plants but also from any other resource or supply.

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

      12.2 Notwithstanding anything contained elsewhere in this Agreement to the contrary and without extending any period otherwise specified in this Agreement for remedy, in the event (1) Big Rivers fails to deliver or is prevented from delivering to LEM the Unit Output as is required pursuant to Section 3 of this Agreement or is restrained from permitting one or more of the Generating Plants to be operated, (2) such failure or restraint is caused by an Uncontrollable Force which is of such a nature that it cannot be remedied or cured by repair to or replacement of or construction of tangible assets or properties the use or enjoyment of which are required in order for LEM to receive those amounts of Unit Output to which it is entitled under this Agreement, then such failure of performance or restraint must be remedied within 180 days after notice thereof is delivered by LEM or LEM shall have the right to reduce its Annual Fixed Payment obligations under Section 3.3(a) as follows. For each month following the 180th day after the commencement of such Uncontrollable Force and continuing until such time as the failure of performance or restraint is remedied (prorated for each partial month), LEM's Annual Fixed Payment obligation for such month under Section 3.3(a) shall be equal to the Annual Fixed Payment amount due under
Section 3.3(a) during such month multiplied by the ratio of AR to UOP (provided that if AR divided by UOP is equal to or greater than 1 it shall be deemed to equal 1), where each of AR and UOP are measured in megawatt-hours and AR is set equal to the amount of Unit Output actually received by LEM from Big Rivers at the Points of Delivery, as specified in Exhibit A, during such month and UOP is the average monthly Unit Output as determined over the shorter of (i) the 12 full months immediately preceding the commencement of such Uncontrollable Force or (ii) all of the months between the Effective Date and up to and including the last full month immediately preceding the commencement of such Uncontrollable Force. Following the occurrence and remedy of a failure of performance or restraint of the type described in the first sentence of this Section 12.2, any re-occurrence of the failure of performance or restraint that arises from a common cause or a continuation of the same event or legal proceeding as the first occurrence shall also be grounds for LEM to reduce the payment due in
Section 3.3(a) in the same manner as described in the preceding sentence, but which right of reduction shall be effective thirty (30) Business Days after notice of the failure of performance or restraint delivered by LEM to BREC and only if such failure of performance or restraint is not cured within such 30 day period.

      12.3 Nothing in this Section 12 relieves LEC of its obligations to indemnify Big Rivers pursuant to Section 9 of the Guaranty Agreement.

      [Section 13:  Reserved]

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

      [Section 14:  Reserved]

      Section 15:  Liability and Indemnity

      15.1 General Indemnity. Each Party shall indemnify and save the other Party and the directors, officers, and employees of such other Party harmless from liability, loss, damage, claim, costs, and expenses (including attorneys' fees) on account of injury to persons (including death) or damage or destruction of property, occasioned by the negligence, whether active or passive, or willful misconduct of such indemnifying Party and its officers, directors, employees, or contractors in the performance of this Agreement; provided, however, that:

            (a) Each Party shall be solely responsible to its own employees for all claims or benefits due for injuries occurring in the course of their employment or arising out of any workers compensation law. Neither Party shall seek reimbursement or subrogation from the other Party for any benefits paid to the employees of either Party pursuant to any workers compensation law except as necessary to prevent double recovery by the employee.

            (b) Neither Party and its directors, officers, and employees shall be liable for any loss of earnings, revenues (except as provided in Sections 2.2 or 9.2 of this Agreement), indirect, consequential, incidental or special damages (except as provided in Section 15.2), or injury which may occur to the other Party as a result of outages in delivery of services hereunder by reason of any cause whatsoever, including negligence.

      15.2 Indemnity With Respect to Customer Claims. Each Party shall indemnify and save the other Party, and its directors, officers, and employees harmless for any liability, loss, claim, cost (including attorneys' fees) for any claims made by the indemnified Party's electric service customers as a result of any failure of the indemnifying Party to provide electric Power contemplated by this Agreement for any reason or any cause whatsoever including the willful or negligent act of the indemnifying Party or its breach of this Agreement, or any of the Operative Documents, except to the extent that the indemnifying Party's failure to provide Power is excused pursuant to Section 12 or is the result of the negligent or willful actions or omissions of the indemnified Party or its agents or employees. Further, neither Party shall have any indemnification obligation with respect to claims made by the other Party's electric service customers pursuant to any agreement or amendment entered into by such other party after the Effective Date, unless the Party from whom indemnification is sought has agreed to such new contract or

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

amendment, in writing, which consent shall not be unreasonably withheld.

      Section 16:  Entire Agreement

      16.1 The Parties' obligations pursuant to this Agreement will be further governed by the Participation Agreement and the other Operative Documents to the extent indicated therein. The requirements of the Participation Agreement and the other Operative Documents and this Agreement are to be interpreted to be in accord wherever possible, but in the event of a direct conflict between the requirements of the Participation Agreement and the other Operative Documents and this Agreement, the provisions of this Agreement govern.

      16.2 This Agreement and such applicable portions of the Participation Agreement and the other Operative Documents constitutes the entire agreement of the Parties hereto with respect to the transaction addressed herein and supersedes all prior agreements, whether oral or written. This Agreement may be amended only by a written document signed by both Parties hereto.

      Section 17:  Continuation of Agreement

      17.1 Big Rivers recognizes and acknowledges that the RUS, the Members and the LG&E Parties have in good faith entered into the transactions to which this Agreement and the other Operative Documents relate and have agreed to consummate those transactions in specific reliance upon the fact that the transactions contemplated in the Operative Documents shall continue for the stated Term (i.e., approximately 25 years). Big Rivers has informed the RUS, the Members and the LG&E Parties that Big Rivers has in good faith entered into this Agreement in reliance upon and with the specific intent of continuing this transaction through the stated Term (i.e., approximately 25 years). In order to enable Big Rivers to comply with certain requirements of the KPSC related to approval of its proposed rates, and to provide additional assurances of its good faith and commitment, and without in any way intending to reduce or otherwise avoid abiding by this Agreement throughout its stated Term (i.e., approximately 25 years), and without any implication by any of the Parties that Big Rivers is or would be entitled to attempt to reduce or otherwise avoid the terms of this Agreement, Big Rivers additionally commits and undertakes that for the period prior to January 1, 2012, in the event of any filing by Big Rivers of a petition or similar filing for bankruptcy or reorganization or arrangement under any federal or state bankruptcy or insolvency or similar Law, or the commencement of involuntary proceedings against Big Rivers under any such Law, neither Big Rivers nor its successors or assigns, if any, shall file, direct the filing of, join in, consent to, or otherwise support any other party to any such proceedings in a

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

motion, complaint, pleading, statement, testimony or otherwise make any attempt to terminate, reject or modify this Agreement (other than in accordance with its terms) under Section 365 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, et seq., as it subsequently may be amended, modified or supplemented or any other similar, applicable federal or state bankruptcy or insolvency Laws (the "Insolvency Assurance"). Thereafter, Big Rivers shall continue the Insolvency Assurance unless and until the RUS, in the exercise of its discretion, were to consent to any of the foregoing. In all events and throughout the Term, each of the RUS, the Members and the LG&E Parties shall be entitled to rely upon the specific provisions of this Agreement, including but not limited to the stated Term (i.e., approximately 25 years), and shall be entitled to take whatever actions may prove to be necessary or appropriate to maintain the benefit of their bargain in the event that Big Rivers ever attempts to cause the rejection or termination of this Agreement (other than in accordance with its terms) in a subsequent bankruptcy or reorganization proceeding or otherwise.

      17.2 LEM recognizes and acknowledges that the RUS, the Members and Big Rivers have in good faith entered into the transactions to which this Agreement and the other Operative Documents relate, and have agreed to consummate those transactions in specific reliance upon the fact that the transaction contemplated in the Operative Documents shall continue for the stated Term (i.e., approximately 25 years). LEM has informed the RUS, the Members and Big Rivers that LEM has in good faith entered into this Agreement in reliance upon and with the specific intent of continuing this transaction through the stated Term (i.e., approximately 25 years). In order to facilitate the approval of the proposed rates of Big Rivers and to provide additional assurances of its good faith and commitment, and without in any way intending to reduce or otherwise avoid abiding by this Agreement throughout its stated Term (i.e., approximately 25 years), and without any implication by any of the Parties that LEM is or would be entitled to attempt to reduce or otherwise avoid the terms of this Agreement, LEM additionally commits and undertakes that for the period prior to January 1, 2012, in the event of any filing by LEM of a petition or similar filing for bankruptcy or reorganization or arrangement under any federal or state bankruptcy or insolvency or similar Law, or the commencement of involuntary proceedings against LEM under any such Law, neither LEM nor its successors or assigns, if any, shall file, direct the filing of, join in, consent to, or otherwise support any other party to any such proceedings in a motion, complaint, pleading, statement, testimony or otherwise make any attempt to terminate, reject or modify this Agreement (other than in accordance with its terms) under Section 365 of the United States Bankruptcy Code, 11 U.S.C. ss. 101, et seq., as it subsequently may be amended, modified or supplemented or any other similar, applicable federal or state bankruptcy or insolvency Laws (the "Insolvency Assurance").

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

Thereafter, LEM shall continue the Insolvency Assurance unless and until the RUS, in the exercise of its discretion, were to consent to any of the foregoing. In all events and throughout the Term, each of the RUS, the Members and Big Rivers shall be entitled to rely upon the specific provisions of this Agreement, including but not limited to the stated Term (i.e., approximately 25 years), and shall be entitled to take whatever actions may prove to be necessary or appropriate to maintain the benefit of their bargain in the event that LEM ever attempts to cause the rejection or termination of this Agreement (other than in accordance with its terms) in a subsequent bankruptcy or reorganization proceeding or otherwise.

      17.3 Nothing in this Section 17 shall modify, reduce or diminish: (i) the rights of the RUS under the New RUS Loan Documents (as defined in that certain New RUS Loan Agreement between Big Rivers and the RUS to be executed and delivered on the Effective Date); or (ii) the rights of the mortgagees under the New RUS Mortgage (as defined in said New RUS Loan Agreement); including without limitation, any right to withhold consent with respect to any sale or disposition of Big Rivers' property except on terms acceptable to the RUS and/or such mortgages; but subject, the case of (i) and (ii) above, in all cases to the Non-Disturbance Agreement of even date herewith among Big Rivers, RUS, AMBAC and the LG&E Parties.

      17.4 The provisions of this Section 17 shall survive any expiration or termination of this Agreement for any reason and shall continue to be binding on the Parties.

      Section 18:  General Provisions

      18.1 Notices. All provisions set forth in the Participation Agreement with respect to notices (Section 21.1) shall apply hereto.

      18.2 Waiver. The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach of any provision of this Agreement shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

      18.3 Amendment and Modification. No amendment or modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

      18.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Kentucky but without giving effect to the conflict of law rules of such jurisdiction.

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

      18.5 Further Assurances. Each Party shall take from time to time, for no additional consideration, such actions and execute such additional instruments as may be reasonably (a) necessary to implement and carry out the intent and purpose of this Agreement or (b) desirable but not necessary to implement and carry out the intent and purpose of this Agreement without incurring material cost.

      18.6 Survival of Terms and Conditions. The provisions of this Agreement related to the recovery of damages sustained hereunder and the exercise of remedies generally shall survive its termination to the full extent necessary for their enforcement and the protection of the Party in whose favor they run.

      18.7 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

      18.8 Time of the Essence. A material consideration of the Parties entering into this Agreement is that the Parties will make all required payments as and when due and will perform all other obligations under this Agreement in a timely manner. Except as otherwise specifically provided in this Agreement, time is of the essence of each and every provision of this Agreement.

      18.9 Counterparts. This Agreement may be executed in counterparts, both of which taken together shall constitute a single agreement.

      18.10 Dispute Resolution. The Parties agree that any disputes arising with respect to this Agreement shall be resolved in accordance with Section 15 of the Participation Agreement.

      18.11 Construction. This Agreement was the product of negotiations between the Parties, and therefore the rule of contract construction that an agreement shall be construed against the drafter shall not be applied to this Agreement.

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their respective names by their respective officers thereunder duly authorized.

                                        LG&E Energy Marketing Inc.

                                        By   /s/ John R. McCall
                                          -----------------------------------
                                          Title: Vice President and Secretary

                                        Big Rivers Electric Corporation

                                        By  /s/ Michael H. Core
                                          -----------------------------------
                                          Title:  President and CEO

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                                    EXHIBIT A
                        POINTS OF DELIVERY FOR UNIT POWER

            The Points of Delivery at which Big Rivers may deliver and LEM shall accept all Unit Output from the Generating Plants hereunder shall be at the following generating plant disconnect switches for the high voltage side of the unit step up transformer in amounts up to the net plant capacity at any time.

                  PLANTS

                  Robert D. Reid
                  Reid Gas Turbine
                  D.B. Wilson
                  Kenneth C. Coleman
                  Robert D. Green
                  Henderson Municipal Power and Light
                        - Station Two

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                                    EXHIBIT B
                 POINTS OF DELIVERY FOR PURCHASES BY BIG RIVERS

            The Points of Delivery at which LEM may deliver and Big Rivers shall accept all Base Power hereunder shall be as follows:

            A. At the following generating plant disconnect switches for high voltage side of the unit step up transformer in amounts up to the net plant capacity at any time:

                  PLANTS

                  Robert D. Reid
                  Reid Gas Turbine
                  D.B. Wilson
                  Kenneth C. Coleman
                  Robert D. Green
                  Henderson Municipal Power and Light - Station Two

            B. At the points of interchange between the Big Rivers Electric Corporation system and the following entities in amounts not to exceed 80% of the then-effective transfer capability of each individual point of delivery:

                  Tennessee Valley Authority
                  Shawnee Plant
                  Marshall (2)
                  Barkley (3) (SEPA)
                  Paradise

                  Southern Illinois Power Cooperative
                  Morganfield
                  Livingston County

                  Louisville Gas and Electric Company
                  Cloverport

                  Kentucky Utilities Company
                  Hardinsburg
                  D.B. Wilson

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                  Southern Indiana Gas and Electric Company
                  Henderson County Substation
                  Hoosier Energy Rural Electric Cooperative
                  Kenneth C. Coleman

            C. At any new point of interchange that may be established during the Term of this Agreement in amounts equal to 50% of the then-effective transfer capability.

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                                    EXHIBIT C
                           POINTS OF METERING

            The Points of Metering, which are those points at which Big Rivers delivers Power to the Members, shall be as set forth below.

GREEN RIVER ELECTRIC

All 27 rural delivery points are metered at            12,470 volts

Industrials' delivery point metering voltage
      - ACMI                                           13,800 volts
      - Commonwealth Aluminum #1                       13,800 volts
      - Commonwealth Aluminum #2                       13,800 volts
      - Commonwealth Aluminum #3                       13,800 volts
      - Alcoa-Hawesville Works                         13,800 volts
      - Kimberly-Clark #1                             161,000 volts
      - Kimberly-Clark #2                             161,000 volts
      - Willamette #1                                  12,470 volts
      - Willamette #2                                  12,470 volts
      - Willamette #3                                  12,470 volts
      - Worldsource #1                                 13,800 volts
      - Worldsource #2                                 13,800 volts

HENDERSON UNION ELECTRIC

14 rural delivery points are measured at               12,470 volts
1 rural delivery point is measured at                  25,000 volts

Industrials' delivery point metering voltage
      - Accuride                                       12,470 volts
      - Black Diamond Mine                              7,200 volts
      - C.R. Mining                                    69,000 volts
      - Cardinal River Resources                        7,200 volts
      - Dotiki #3                                      12,470 volts
      - Hudson Foods #1                                25,000 volts
      - Hudson Foods #2                                25,000 volts
      - KBA #1                                          4,160 volts
      - KBA #2                                          4,160 volts
      - Lodestar Energy                                69,000 volts
      - Peabody Breckenridge                           69,000 volts
      - P&M Mine                                       69,000 volts
      - Patriot Mine                                   69,000 volts
      - Smith Coal                                     69,000 volts
      - Valley Grain                                   12,470 volts
      - Victory Processing                              7,200 volts

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

JACKSON PURCHASE ELECTRIC

All 23 rural delivery points are metered at            12,470 volts

Industrials' delivery point metering voltage:
      - Shell Oil                                       4,160 volts

MEADE COUNTY ELECTRIC

All 14 rural delivery points are metered at            12,470 volts

No industrial delivery points

                                                POWER PURCHASE AGREEMENT BETWEEN
                  BIG RIVERS ELECTRIC CORPORATION AND LG&E ENERGY MARKETING INC.

                   POWER PURCHASE AGREEMENT (Schedule 3.3(a))
                             MONTHLY MARGIN PAYMENTS

                                                               Monthly
                                                               Margin
                                                               Payment
                                                              ($1,000's)

--------------------------------------------------------------------------------
            1998                                               $2,276
--------------------------------------------------------------------------------
            1999                                               $2,276
--------------------------------------------------------------------------------
            2000                                               $2,276
--------------------------------------------------------------------------------
            2001                                               $2,219
--------------------------------------------------------------------------------
            2002                                               $2,202
--------------------------------------------------------------------------------
            2003                                               $1,448
--------------------------------------------------------------------------------
            2004                                               $1,423
--------------------------------------------------------------------------------
            2005                                               $1,419
--------------------------------------------------------------------------------
            2006                                               $1,410
--------------------------------------------------------------------------------
            2007                                               $1,418
--------------------------------------------------------------------------------
            2008                                               $1,397
--------------------------------------------------------------------------------
            2009                                               $1,384
--------------------------------------------------------------------------------
            2010                                               $1,363
--------------------------------------------------------------------------------
            2011                                                 $643
--------------------------------------------------------------------------------